Exhibit 10.3

Modification to Terms of Employment for Randall T. Strutz

March 27, 2014

Dear Randy:

The following will modify your Employment Agreement dated March 12, 2010, as amended pursuant to a letter agreement dated December 30, 2012 (the “Employment Agreement”) with Quality Distribution, Inc. (the “Company) effective as of March 3, 2014 (the “Effective Date”).

1.	Section 3.1 is amended by substituting the following for the first sentence thereof:

As compensation for all services to be rendered pursuant to this Agreement, the Company agrees to pay to the Executive during the Term a base salary, payable bi-weekly, at the initial annual rate of $265,000 (the “Base Salary”).

2.	Section 3.2 is amended by substituting the following for the second sentence thereof:

At target, Employee’s annual cash bonus opportunity shall be 50% of Base Salary.

3.	Section 3 is amended by inserting a new Section 3.5 and renumbering the prior Section 3.5 and the remaining sections (and references thereto) accordingly:

Annual Equity Award. The Executive shall be eligible at the discretion of the Compensation Committee, to receive an annual equity award, at target, equal to 75% of Executive’s base salary compensation. The Executive’s annual equity award, if any, shall be made at the same time as annual equity awards are normally made to similarly situated employees of the Company, pursuant to the Quality Distribution, Inc. 2012 Equity Incentive Plan (“Equity Plan”).

The Company requests your signature and your subsequent delivery of this letter agreement to the Company to evidence confirmation of your understanding of, and agreement to, the above-described changes to the terms of your employment as of the Effective Date. Except as set forth herein, all other terms and provisions of the Employment Agreement remain unchanged and in full force and effect.

QUALITY DISTRIBUTION, INC.

By:	/s/ Gary R. Enzor
Gary R. Enzor
Chief Executive Officer

Agreed to and accepted as of the date first written above.

By:	/s/ Randall T. Strutz
Randall T. Strutz